EXHIBIT 8
SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS
     Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.
     The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location
Reed Elsevier Group plc	United Kingdom
Holding Companies
Reed Elsevier (UK) Limited (1)(7)	United Kingdom
Reed Elsevier Holdings B.V.(7)	The Netherlands
Reed Elsevier Nederland B.V.	The Netherlands
Reed Elsevier Overseas B.V.	The Netherlands
Reed Elsevier US Holdings Inc	USA
Reed Elsevier Inc. (1)	USA
Reed Elsevier Capital Inc.	USA
Harcourt, Inc. (1)	USA
Reed Elsevier Properties Inc.	USA

Science & Medical
Elsevier Limited	United Kingdom
Elsevier B.V.	The Netherlands
Excerpta Medica Medical Communications B.V.	The Netherlands
Elsevier Inc.	USA
Excerpta Medica, Inc	USA
Academic Press (2)	USA
Elsevier Health Sciences (2)	USA
Mosby, Inc.	USA
MDL Information Systems, Inc.	USA
Endeavor Information Systems, Inc.	USA
MC Strategies Inc	USA
Masson SAS	France
Masson SA	Spain
MDL Information Systems GmbH	Germany

Legal
LexisNexis Butterworths Tolley (3)	United Kingdom
LexisNexis (4)	USA
Matthew Bender and Company, Inc.	USA
Martindale-Hubbell (4)	USA
LexisNexis Risk Management Inc	USA
Seisint, Inc	USA
LexisNexis SA	France
Butterworths Australia (5)	Australia
Dott. A. Giuffrè Editore Spa (40%)	Italy

Education
Harcourt Education Limited	United Kingdom
Harcourt School Publishers (6)	USA
Holt, Rinehart and Winston (6)	USA
Harcourt Achieve Inc.	USA
Harcourt Assessment, Inc.	USA

Business
Reed Business Information Limited	United Kingdom
Reed Exhibitions Limited	United Kingdom
Reed Business Information B.V.	The Netherlands
Reed Business Information US (4)	USA
Reed Construction Data Inc.	USA
Reed Exhibitions (4)	USA
Reed Expositions France SA	France
Reed Midem Organisation SA	France
Groupe Strategies SA	France
Reed Exhibitions Japan Limited	Japan

Business	Geographical location
Elsevier Reed Finance B.V.	The Netherlands
Elsevier Swiss Holdings S	Switzerland
Elsevier Finance SA	Switzerland
Elsevier Properties SA	Switzerland
Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions
(2)	Division of Elsevier Inc.
(3)	Division of Reed Elsevier (UK) Limited
(4)	Division of Reed Elsevier Inc.
(5)	Division of Reed International Books Australia Pty Ltd
(6)	Division of Harcourt, Inc.
(7)	Direct subsidiary undertaking of Reed Elsevier Group plc